Exhibit 99.1

BENEFYTT TECHNOLOGIES, INC.

Condensed Consolidated Balance Sheets

($ in thousands, except share and per share data)

	March 31, 2020	December 31, 2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,051	$3,771
Restricted cash	16,030	17,788
Accounts receivable, net, prepaid expenses and other current assets	7,361	2,911
Income taxes receivable	23,018	18,210
Advanced commissions, net	40,524	45,250
Contract asset	172,554	184,474
Total current assets	264,538	272,404
Long-term contract asset	207,675	209,239
Property and equipment, net	5,494	5,415
Deferred tax asset	645	—
Right-of-use assets	16,568	496
Goodwill	94,814	135,182
Intangible assets, net	25,473	28,963
Other assets	2,623	159
Total assets	$617,830	$651,858
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$45,568	$51,477
Commissions payable	92,833	97,785
Contingent consideration, current	1,750	—
Current portion of long-term debt, net	9,488	10,684
Operating lease liabilities, current	1,466	237
Other current liabilities	296	557
Total current liabilities	151,401	160,740
Commissions payable, long-term	79,287	82,369
Contingent consideration, long-term	66,302	65,171
Debt, net, long-term	183,470	167,947
Due to member	34,142	29,121
Deferred tax liability, net	—	5,722
Operating lease liabilities, long-term	14,965	224
Other liabilities	330	590
Total liabilities	529,897	511,884
Commitments and contingencies (Note 14)
Stockholders’ equity:
Class A common stock (par value $0.001 per share, 100,000,000 shares authorized; 17,119,217 and 16,219,217 shares issued as of March 31, 2020 and December 31, 2019, respectively; 13,203,527 and 12,273,630 shares outstanding as of March 31, 2020 and December 31, 2019, respectively)	17	16
Class B common stock (par value $0.001 per share, 20,000,000 shares authorized; 1,016,667 and 1,916,667 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively)	1	2
Preferred stock (par value $0.001 per share, 5,000,000 shares authorized; no shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively)	—	—
Additional paid-in capital	131,943	118,465
Treasury stock, at cost (3,915,690 and 3,945,587 shares as of March 31, 2020 and December 31, 2019, respectively)	(125,643)	(127,400)
Retained earnings	66,152	110,418
Total Benefytt Technologies, Inc. stockholders’ equity	72,470	101,501
Noncontrolling interests	15,463	38,473
Total stockholders’ equity	87,933	139,974
Total liabilities and stockholders’ equity	$617,830	$651,858

BENEFYTT TECHNOLOGIES, INC.

Condensed Consolidated Statements of Cash Flows (unaudited)

($ in thousands)

	Three Months Ended March 31,
	2020	2019
Operating activities:
Net (loss) income	$(49,815)	$2,182
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Stock-based compensation	2,627	1,816
Fair value adjustment to contingent acquisition consideration	2,881	—
Loss on disposal of assets	73	—
Provision for allowance for doubtful accounts	116	13
Impairment of assets	41,076	—
Depreciation and amortization	4,345	1,132
Deferred financing costs	202	—
Deferred income taxes	(4,838)	191
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable, prepaid expenses and other assets	(6,914)	275
Decrease (increase) in advanced commissions	4,610	(196)
Increase in income taxes receivable	(4,808)	—
Increase in right-of-use asset	(16,072)	(639)
Decrease (increase) in contract asset	12,776	(13,327)
Increase in lease liability	15,893	538
Decrease in accounts payable, accrued expenses and other liabilities	(5,353)	(6,568)
(Decrease) increase in commission payable	(8,034)	6,387
Increase in income taxes payable, net	—	2,452
Net cash used in operating activities	(11,235)	(5,744)
Investing activities:
Business acquisition: release of hold-back	(1,000)	—
Capitalized internal-use software and website development costs	(501)	(315)
Purchases of property and equipment	(429)	(109)
Net cash used in investing activities	(1,930)	(424)
Financing activities:
Proceeds from borrowings under credit agreement	18,000	50,000
Payments on borrowings under credit agreement	(3,875)	—
Payments related to tax withholding for share-based compensation	(1,526)	(918)
Purchases of Class A common stock pursuant to share repurchase plan	—	(45,272)
Contributions (distributions)	88	(677)
Net cash provided by financing activities	12,687	3,133
Net decrease in cash and cash equivalents, and restricted cash	(478)	(3,035)
Cash and cash equivalents, and restricted cash at beginning of period	21,559	25,999
Cash and cash equivalents, and restricted cash at end of period	$21,081	$22,964